SECOND AMENDMENT TO THE
ENERGIZER HOLDINGS, INC.
EXECUTIVE SAVINGS INVESTMENT PLAN

WHEREAS, Energizer Holdings, Inc. (“Company”) previously adopted the Energizer Holdings, Inc. Executive Savings Incentive Plan (“Plan”), effective as of July 1, 2015; and

WHEREAS, the Energizer Benefits Committee (“Committee”) reserved the right to amend the Plan pursuant to Section 7.1 thereof; and

WHEREAS, effective January 1, 2018, the Committee desires to amend the Plan to have all participant accounts and company matching contributions vested at all times;

NOW, THEREFORE, effective January 1, 2018, the Plan is amended as follows:

1.	Sections 1.5, 1.7 and 1.18 are each deleted in their entirety.

2.	Section 4.2 is deleted in its entirety and replaced with the following:

4.2        Vesting of Company Matching Contributions. Each Participant shall be vested at all times in the amounts credited to his or her Account attributable to Company Matching Contributions and earnings thereon.

3.	Article VI is deleted in its entirety and replaced with the following:

Article VI. - RESERVED

IN WITNESS WHEREOF, this Amendment is executed by a duly authorized member of the Committee as of the date indicated below.

ENERGIZER HOLDINGS, INC.

By: /s/ Emily K. Boss

Title: Vice President and General Counsel

Date: October 12, 2017